Exhibit 5.1

April 25, 2025

NextNav Inc.

11911 Freedom Dr., Ste. 200

Reston, Virginia 20190

Ladies and Gentlemen:

We have acted as special counsel to NextNav Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale by certain selling securityholders listed in the Registration Statement under the heading “Selling Securityholders” of (i) up to 22,927,380 shares of Company common stock, par value $0.0001 per share (“Common Stock”), which are comprised of (a) 15,127,380 shares of Common Stock (collectively, the “Conversion Shares”) issuable upon conversion of the Company’s 5.00% Senior Secured Convertible Notes due 2028 (the “Notes”) and in accordance with the terms of that certain Indenture, dated as of March 27, 2025, among the Company, NextNav Holdings, LLC, NexNav Intermediate HoldCo, LLC, NextNav, LLC, COMMLABS, INC., Progeny LMS, LLC and GLAS Trust Company, as trustee and collateral agent (the “Indenture”), and (b) 7,800,000 shares of Common Stock (the “Warrant Shares,” and, together with the Conversion Shares, the “Registered Shares”) issuable upon the exercise of the Registered Warrants (as defined below) and (ii) 7,800,000 warrants to purchase shares of Common Stock (collectively, the “Registered Warrants,” and, together with the Registered Shares, the “Registered Securities”) issued by the Company on March 27, 2025 pursuant to that certain Note Purchase Agreement, dated as of March 12, 2025, by and among the Company and the Purchasers (as defined therein) (the “Purchase Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

 The Company has requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering our opinions below, we have examined: (i) the Registration Statement; (ii) the Notes; (iii) the Indenture; (iv) the Registered Warrants; (v) the Purchase Agreement; (vi) the Company’s Amended and Restated Certificate of Incorporation, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 28, 2021; (vii) the Company’s Bylaws; (viii) the resolutions adopted by the Board of Directors of the Company approving the issuance of the Registered Securities (the “Authorizing Resolutions”); (ix) a good standing certificate with respect to the Company as issued by the Secretary of State on April 24, 2025; and (x) a certificate of an officer of the Company dated as of the date hereof.

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not reviewed that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional factual matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

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NextNav Inc.

April 25, 2025

For purposes of this opinion letter, we have assumed that: (i) each document examined by us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; (iv) all signatures on each such document are genuine; (v) there are no documents other than those referenced in this opinion letter that could affect the opinions expressed below and no amendments, modifications or waivers of the documents examined by us; and (vi) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed: (i) the legal capacity of all natural persons; (ii) that each party to the documents we have examined has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party; (iii) that, except as opined below, each of the documents examined by us constitutes a legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and (iv) that you have complied with all state and federal statutes, rules and regulations applicable to you relating to the transactions set forth in the Purchase Agreement and the Indenture. We have not verified any of those assumptions.

 In rendering our opinions below, we also have assumed that (i) the Company will have sufficient authorized and unissued shares of Common Stock available for issuance upon conversion of the Notes or the exercise of the Registered Warrants on the date of the conversion or exercise, respectively, or such other date of issuance, (ii) that the issuance of all Registered Shares will be duly recorded in the Company’s stock ledger upon issuance, (iii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), the Registered Shares will be evidenced by certificates, duly executed and delivered, or the Company’s Board of Directors will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Registered Shares and, within a reasonable time after the issuance of any such Registered Shares, the registered owner of such Registered Shares will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (iv) other than the Purchase Agreement and the Registration Rights Agreement (as defined in the Purchase Agreement), there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, withing the meaning of Section 122(18) of the DGCL, (v) the conversion price for the Conversion Shares upon conversion of the Notes and in accordance with the Indenture and the exercise price for the Warrant Shares upon the exercise of the Registered Warrants in accordance with the Registered Warrants, in each case, will equal or exceed the then par value of a share of Common Stock, (vi) the issuance of the Registered Securities did not (A) have the effect, directly or indirectly, of increasing the proportionate shares of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company) of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL), and (vii) the Authorizing Resolutions have not been, and will not be, revoked, modified or amended. We have not verified any of those assumptions.

 Our opinions set forth below are limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws; we express no opinion with respect to the Corporate Transparency Act.

 Based upon and subject to foregoing, and assuming that the Registration Statement is effective at the time of the issuance of the Registered Shares, it is our opinion that:

1.The issuance of the Conversion Shares has been duly authorized and, when issued upon conversion of the Notes and in accordance with the terms of the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

2.The issuance of the Warrant Shares has been duly authorized and, when issued upon the exercise of the Registered Warrants in accordance with the terms of the Registered Warrants, the Warrant Shares will be validly issued, fully paid, and non-assessable.

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NextNav Inc.

April 25, 2025

3.The Registered Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, and other similar laws affecting the rights and remedies of creditors or secured parties generally, and to the effects of general principles of equity, whether considered in a proceeding at law or equity, including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing and the public policy against indemnification for violations of United States securities law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/K&L Gates LLP
K&L Gates LLP

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